EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Leslie’s Poolmart, Inc. 2005 Stock Option Plan of our report dated November 30, 2005 with respect to the consolidated financial statements of Leslie’s Poolmart, Inc. included in its Annual Report (Form 10-K) for the year ended October 1, 2005 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

December 16, 2005